UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 28, 2009
Cornerstone Therapeutics Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50767	04-3523569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1255 Crescent Green Drive, Suite 250, Cary, NC	27518
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 678-6611
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-10.1 Cornerstone Therapeutics Inc. 2004 Stock Incentive Plan (as Amended and Restated May 28, 2009)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 13, 2009, the Board of Directors (the “Board”) of Cornerstone Therapeutics Inc. (the “Company”) approved, subject to stockholder approval, an amendment and restatement of the Company’s 2004 Stock Incentive Plan, as amended (as amended and restated, the “Plan”) to increase the number of shares of common stock authorized for issuance to a total of 1,720,666 shares, representing an increase of 1,000,000 shares. The amendment and restatement also increases the number of shares that may be granted to a participant in a calendar year from 80,000 to 500,000 and includes administrative amendments to (i) reflect the Company’s name change from Critical Therapeutics, Inc. to Cornerstone Therapeutics Inc., (ii) adjust various numeric limitations to reflect the Company’s reverse stock splits on October 31, 2008 and May 20, 2004 and (iii) change references to the “non-employee” directors to “independent” directors. On May 28, 2009, the Company’s stockholders approved the Plan at the Company’s annual meeting of stockholders.
     The Plan provides for the award of up to 1,720,666 shares of common stock to be granted through incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights (collectively “Awards”). The number of shares available for award is subject to annual increase by the Board on the first day of each fiscal year through 2014. Each such increase may not exceed the lesser of 133,333 shares or 4% of the number of shares of the Company’s common stock outstanding on the first day of the fiscal year in question. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of common stock covered by such award will again be available for grant under the Plan.
     Notwithstanding the foregoing, however, no more than 80,000 shares of the Company’s common stock, or such other number of shares as may be determined by a vote of the Company’s independent directors, following a recommendation by the Compensation Committee of the Board (the “Compensation Committee”) or any other committee designated by the Board, may be issued pursuant to all Awards other than options or stock appreciation rights.
     Officers, employees, prospective employees, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the Plan. The maximum number of shares with respect to which an Award may be granted to any participant under the Plan is 500,000 shares per calendar year.
     The Plan is administered by the Board, which has delegated its authority to administer the Plan to the Compensation Committee.
     The Board is required to make appropriate adjustments in connection with the Plan and any outstanding Awards thereunder to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other reorganization event (as defined in the Plan), the Board is authorized to provide for outstanding options or other stock-based Awards to be assumed or substituted for, to accelerate the Awards to make them fully exercisable prior to consummation of the reorganization event or to provide for a cash out of the value of any outstanding options. Except as otherwise set forth in the instrument evidencing the applicable Award, if a participant’s employment with the Company is terminated without cause by the Company or an acquiring or successor company or with good reason by the participant (as each of those terms is defined in the Plan) before the first anniversary of the occurrence of a change in control event (as defined in the Plan), then vesting of all options or restricted stock Awards held by such participant shall be accelerated by two years so that they will become exercisable or vested as if the participant had continued to be employed during the two year period following termination. In the case of other stock based Awards, such as stock appreciation rights, the Board may specify the effect of a change in control event at the time of the grant.
     No Award may be made under the Plan after April 7, 2014, but Awards previously granted may extend beyond that date. The Board may at any time amend, suspend or terminate the Plan.
     A copy of the Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K, and the Company refers you to such exhibit for the complete terms of the Plan, which are incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     See the Exhibit Index attached hereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE THERAPEUTICS INC.
Date: June 3, 2009	By:	/s/ David Price
David Price
Executive Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

Exhibit 10.1	Cornerstone Therapeutics Inc. 2004 Stock Incentive Plan (as Amended and Restated May 28, 2009)